EXHIBIT 10.5

LOAN & SECURITY AGREEMENT

THIS LOAN & SECURITY AGREEMENT (as amended, restated or otherwise modified from time to time, the "Security Agreement") is entered into as of the 7th day of November, 2008, among 301 PRODUCTIONS, INC., a California corporation (the "Grantor"), NATIONAL LAMPOON, INC., a California corporation ("NL"), and the ALFRED J. FERRO TRUST (referred to as the "Secured Party"). The Grantors and the Secured Party are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".

RECITALS

WHEREAS, Grantor is the owner of all right, title and interest in and to the motion picture currently titled "National Lampoon's Legend of Awesomest Maximus" (the "Film").

WHEREAS, NL controls and owns all of the issued and outstanding equity securities of Grantor, and NL and Grantor have entered into that certain Worldwide Distribution Agreement dated as of November 7, 2008 (the "NL Distribution Agreement") pursuant to which Grantor has appointed NL as the worldwide distributor of the Film.

WHEREAS, simultaneously herewith, the Secured Party is lending to Grantor the sum of ONE HUNDRED TWENTY FIVE THOUSAND and NO/100 Dollars ($125,000.00) (the "Loan") evidenced by that certain Secured Promissory Note of the Company dated as of November 7, 2008 (the "Secured Promissory Note").

WHEREAS, the Secured Party has required the Grantor and NL to execute and deliver this Security Agreement and grant to Secured Party a perfected continuing Lien in the Collateral (as hereinafter defined) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as hereinafter defined), and as a condition precedent to the making of any loans, advances and any other financial accommodations by the Secured Party.

WHEREAS, VS Investment B, LLC, Voodoo Production Services, L.L.C., Jerry Daigle, Janice Salaman and the Alfred J. Ferro Trust have made loans to Grantor in the amounts of $600,000.00, $450,000.00, $450,000.00, $350,000.00 and $125,000.00 each, for a total of $1,975,000.00 which has been or is being fully funded prior to, or contemporaneously with, the funding of the Loan (the "Other Loans") upon terms substantially similar to the terms of this Security Agreement and the Secured Note, and the Secured Party, VS Investment B, LLC, Voodoo Production Services, L.L.C., Jerry Daigle and Janice Salaman (together, the "Intercreditor Group," and each being individually referred to as a "Member of the Intercreditor Group") are parties to that certain Intercreditor Agreement of even date herewith (the "Intercreditor Agreement").

NOW, THEREFORE, in consideration of the Loan, the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A attached hereto. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

2.  Grant of Lien.

(a) To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party a Lien upon all of Grantor's right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

(i) all rights of every kind and nature (including, without limitation, copyrights) in and to the screenplay of the Film (copyright registration number PAu-3-358-000), and any other literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Film is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in the Film including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, characters, manuscripts or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof (collectively, the "Literary Property"): without limiting the generality of the foregoing, Grantor shall immediately execute, deliver and cause to be filed and recorded with the United States Copyright Office a Notice of Security Interest and Collateral Assignment of Copyrights in the form of Exhibit 2(a)(i) attached hereto with respect to each and every copyright included in the Collateral;

(ii) all rights of every kind and nature in and to all physical properties of every kind or nature of or relating to the Film and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the Film, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Film in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (collectively, the "Physical Properties"):

(iii) all collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from, appurtenant to or related to the Film or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by the Film, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tieups and merchandising rights of every kind and nature, including, without limitation, all novelization, publishing, merchandising rights and commercial tieups arising out of or connected with or inspired by the Film or the Literary Property, the title or titles of the Film, the characters appearing in the Film or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Film, all remakes or sequels thereof and/or the Literary Property;

(iv) all rights of Grantor of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of the Film, including,, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, equipment, facilities, locations, animation services, special effects services and laboratory contracts;

(v)  all contract rights and general intangibles which grant to any Person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Film or any rights in the Film including, without limitation, all such rights pursuant to agreements between Grantor and any Subsidiary which relate to the ownership, production or financing of the Film;

(vi)  all Accounts;

(vii)  all Chattel Paper;

(viii)  all Documents;

(ix)  all General Intangibles (including all Products, Contracts, Intellectual Property, and payment intangibles);

(x)   all Goods (including Inventory, Equipment and Fixtures);

(xi)   all Instruments;

(xii)   all Deposit Accounts and all other bank accounts and all deposits therein;

(xiii)   all money, cash or cash equivalents of Grantor;

(xiv)   all Supporting Obligations and Letter-of-Credit Rights of Grantor;  and

(xv)    to the extent not otherwise included, all Proceeds, tort claims insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Secured Party as aforesaid, Grantor hereby grants to Secured Party a right of set-off against the property of Grantor held by Secured Party, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

(c) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Secured Party as aforesaid, NL hereby grants to Secured Party a Lien upon all of NL's right, title and interest of whatsoever kind or nature in, to, under or relating to the Film, including without limitation all Literary Property and Physical Properties, and the Collection Account (defined below). All such property and rights shall be included in the Collateral hereunder.

3.      Collection Account; Minimum Guaranty Amount; Profit Participation.

(a) In order to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Secured Party as aforesaid, as promptly as practicable after the date hereof, NL shall open a collection account (the "Collection Account") into which NL and the Company shall cause all cash receipts and Proceeds (the "Funds") derived from distribution or exploitation of the Film to be deposited. Among other things, NL and the Company shall cause all licensees and distributors of the Film and all other third parties (together, "Payors") to pay all amounts of Gross Receipts (as defined in the NL Distribution Agreement) with respect to the Film directly into the Collection Account. As promptly as reasonably practicable following the date of this Agreement, NL shall deliver to the Secured Party copies of notices of assignment and acknowledgement (in a form reasonably approved by the Secured Party), executed on behalf of NL, the Company and each Payor with respect to the assignment of the existing distribution, license or other agreement (each an "Existing Distribution Agreement") with such Payor hereunder and payment of Gross Proceeds thereunder into the Collection Account (each, a "Notice of Assignment"). Notices of Assignment with respect to distribution, license or other agreements executed hereafter shall be obtained and delivered to the Secured Party as promptly as reasonably practicable following the execution of such agreements ("Additional Distribution Agreements"). The Collection Account shall be governed by an agreement among a bank selected by NL (and reasonably acceptable to the Secured Party), NL, the Company, and the Members of the Intercreditor Group, including the Secured Party, which provides that Funds will be disbursed from the Collection Account pursuant to the written direction of at least 2 of the 3 Designated Representatives (as defined in the Intercreditor Agreement) of the Members of the Intercreditor Group. The Collection Account shall constitute a deposit account under the control of a secured party pursuant to the Code. The parties agree that all Funds will be disbursed (and the Secured Party will sign appropriate written directions as aforesaid to disburse the Funds) in the following order and priority:

(i)  First, to pay all residuals due and owing to Screen Actors Guild (SAG), Directors Guild of America (DGA) and Writers Guild of America (WGA);

(ii)   Second, to pay NL fifty percent (50%) of its Distribution Fee under the NL Distribution Agreement (i.e., ten percent (10%) of Gross Receipts as defined therein), with the balance to be deferred until complete repayment and satisfaction of all Obligations, including all principal, accrued interest and other amounts payable under the Secured Note, and all obligations under the secured notes evidencing the Other Loans to Grantor by the other Members of the Intercreditor Group;

(iii)  Third, to reimburse NL all amounts advanced for Approved Distribution Expenses (as defined in the NL Distribution Agreement).

(iv)  Fourth, to pay and satisfy all Obligations, including repayment of all principal, accrued interest and other amounts payable under the Secured Note, and all obligations under the secured notes evidencing the Other Loans to Grantor by the other Members of the Intercreditor Group.

(v)   Fifth, to pay the balance of the Distribution Fee payable to NL under the NL Distribution Agreement.

(vi)   Sixth, to pay NL its royalty of 8% of Gross Receipts in respect of NL's license to Grantor to use NL's name, mark and all other intellectual property of NL used in connection with the Film.

(vii)  The balance of the Funds will be paid to Grantor, NL, the Secured Party and/or the Other Members of the Intercreditor Group in accordance with the respective participation agreements among the parties, which provide for participations to each Member of the Intercreditor Group on a pro rata, pari passu basis.

(b) If, but only if, NL fails to deliver a fully executed Notice of Assignment as required pursuant to Section 3(a) above (i) with respect to an Existing Distribution Agreement, within ninety (90) days following the date of this Agreement, or (ii) with respect to an Additional Distribution Agreement, within ninety (90) days following the date of such Additional Distribution Agreement, then NL hereby guarantees to the Secured Party that the full amount of the minimum guarantee under such Existing Distribution Agreement or Additional Distribution Agreement, as the case may be, will be deposited into the Collection Account, and NL shall make each such deposit (or any deficit therein) if and to the extent not made by the respective Payor on or before the Maturity Date of the Secured Promissory Note. Any such guaranty by NL with respect to an Existing Distribution Agreement or an Additional Distribution Agreement shall expire if and when NL delivers the Notice of Assignment with respect thereto, provided that such Notice of Assignment is delivered to the Secured Party before the Maturity Date of the Secured Promissory Note.

(c) As a further inducement to the Secured Party to make the Loan evidenced by the Secured Promissory Note, upon receipt of the proceeds of the Loan, NL hereby agrees to irrevocably assign, transfer and convey to Secured Party a Eleven and One-Half percent (11.5%) net profit participation in the Film, which NL shall pay in cash, in accordance with the terms and conditions of that certain Profit Participation Agreement of even date herewith.

4.  Secured Party's Rights, Limitations on Secured Party's Obligations.

(a) It is expressly agreed by Grantor and NL that, anything herein to the contrary notwithstanding, Grantor and NL shall remain liable under each of their Contracts and each of their Licenses to observe and perform all the conditions and obligations to be observed and performed by them thereunder. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto. Secured Party shall not be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Secured Party may at any time after an Event of Default has occurred and is continuing, without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Secured Party has a security interest therein, and that payments shall be made directly to Secured Party. Thereafter, upon the request of Secured Party, Grantor and NL shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor and NL shall not give any contrary instructions to such Account Debtor or other Person without Secured Party's prior written consent.

(c) Secured Party may at any time after an Event of Default has occurred and is continuing, in Secured Party's own name, in the name of a nominee of Secured Party or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Secured Party's satisfaction, the existence, amount, terms of, and any other matter relating to, the Film, the Literary Property, the Physical Properties, any Product, Accounts, General Intangibles (including all Products, Contracts, Intellectual Property, and payment intangibles), Instruments or Chattel Paper included in the Collateral.

5.  Representations and Warranties. In order to induce the Secured Party to make the Loan, each of Grantor and NL jointly and severally represents and warrants to the Secured Party that that the following statements are true and correct and shall continue to be true and correct until all Obligations to the Secured Party shall have been fully performed and satisfied:

(a) Grantor and NL each have rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than the Permitted Additional Lien (as defined in Section 5.(b) below) and Permitted Encumbrances arising in the ordinary course of making the Film.

(b) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Secured Party on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except the perfected, continuing Liens of the other Members of the Intercreditor Group in the Collateral to secure the Other Loans, which are pari passu with the security interest of Secured Party (the "Permitted Additional Liens"), and Permitted Encumbrances arising in the ordinary course of making the Film that would be prior to Liens in favor of Secured Party as a matter of law, and upon recordation the Lien will be enforceable in favor of Secured Party as such as against any and all creditors of and purchasers from Grantor or NL. All action by Grantor and NL necessary or desirable to protect and perfect such Lien on each item of the Collateral has been, or shall promptly be, duly taken.

(c) Schedule II hereto lists all Instruments, Letter-of-Credit Rights and Chattel Paper of Grantor. All action by Grantor necessary or desirable to protect and perfect the Lien of Secured Party on each item set forth on Schedule II (including the delivery of all originals thereof to Secured Party and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Secured Party on the Collateral listed on Schedule II hereto is prior to all other Liens, except the Permitted Additional Liens and Permitted Encumbrances arising in the ordinary course of making the Film that would be prior to the Liens in favor of Secured Party as a matter of law, and such Lien is enforceable in favor of Secured Party as such against any and all creditors of and purchasers from Grantor or NL.

(d) Grantor's name as it appears in official filings in the state(s) of its incorporation, the type of entity of Grantor, organizational identification numbers issued by Grantor's state of incorporation or statement(s) that no such number has been issued, Grantor's state of incorporation, the location(s) of Grantor's chief executive office(s), principal place(s) of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.

(e) With respect to any Inventory of Grantor, (i) no Inventory is now, or shall at any time or times hereafter be stored at any location other than as set forth on Schedule III hereto without Secured Party's prior consent, and if Secured Party gives such consent, Grantor will concurrently therewith obtain bailee, landlord or mortgagee agreements, in each case, satisfactory to Secured Party in its sole discretion, (ii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Secured Party and except for the Permitted Additional Lien and Permitted Encumbrances, (iii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any^third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (iv) the completion of manufacture, sale or other disposition of such Inventory by Secured Party following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

(f) Upon the filing of a UCC financing statement and the Notice of Security Interest in Patents and Trademarks and the Notice of Security Interest in Copyrights with the United State Patent and Trademark Office and the United States Copyright Office, as applicable, the Liens granted hereunder with respect to the Grantor's interest in its Intellectual Property are enforceable as such as against any and all creditors of and purchasers from Grantor or NL.

(g) Each of Grantor and NL (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified does not and would not have a material adverse effect on the business, properties or assets of the Grantor; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and have made all material filings with, and have given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; and (v) is in compliance with its charter, bylaws, and all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon Grantor.

(h) The execution, delivery and performance by Grantor and NL of this Security Agreement, the Notice of Security Interest in Patents and Trademarks, and the Notice of Security Interest in Copyrights and the creation of all Liens provided for herein or therein: (i) are within Grantor's and NL's respective power; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene any provision of Grantor's or NL's charters or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Secured Party pursuant to this Security Agreement; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except to the extent any such consent was obtained prior to the date hereof. This Security Agreement, the Notice of Security Interest in Patents and Trademarks and the Notice of Security Interest in Copyrights executed contemporaneously herewith have been duly executed and delivered by Grantor and NL. This Security Agreement, each Notice of Security Interest in Patents and Trademarks, and each Notice of Security Interest in Copyrights executed contemporaneously herewith shall constitute a legal, valid and binding obligation of Grantor and NL enforceable against them in accordance with its terms.

(i)  Grantor and NL have obtained and delivered to Secured Party, or will deliver to Secured Party within 10 days following the date of this Agreement, true and complete fully executed copies of all sales agency agreements, all existing distribution and license agreements (and the notices of assignment and the acknowledgement relating thereto), all policies of insurance and all chain-of-title documents related to the Film or to the production, marketing, distribution and/or exploitation of the Film (the "Related Agreements"). Each Related Agreement, and all other agreements, certificates, exhibits, attachments, instruments and other documents entered into in connection herewith or therewith and which have been delivered or will be delivered to Secured Party are and will be valid, binding and subsisting agreements. Each has been executed by all necessary parties and all are and will be in full force and effect. Grantor and NL will notify Secured Party of each proposed modification to any Related Agreement which could affect Secured Party's rights hereunder or under the Secured Promissory Note or any of the other agreements contemplated hereby, and will not, without Secured Party's prior written consent, alter or modify any such document or agreement so as to adversely affect Secured Party's rights or interests.

(j) Neither Grantor, NL nor any other party to any of the Related Agreements is in material default under any of the Related Agreements to which such Persons are parties. In the event Grantor or NL either knows or believes that any such default exists, Grantor and/or NL, as the case may be shall, within twenty-four (24) hours, deliver written notice of breach to the appropriate party, with a copy to Secured Party.

(k) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or any investigation of the affairs of Grantor or NL (or any Affiliate thereof) or any of their managers, members, officers, properties or rights which, if adversely determined, would materially affect (a) the ability of Grantor or NL to perform their obligations concerning the production and exploitation of the Film as contemplated hereby (including, but not limited to, the ability of Grantor or NL to perform their respective obligations under the Related Agreements or to conduct their businesses substantially as being conducted on the date hereof), (b) the financial condition of Grantor or NL, (c) the security interests granted to Secured Party hereunder, or (d) the Collateral; nor is Grantor or NL in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental instrumentality or other agency which might materially impair the rights of Grantor or NL to carry on their businesses substantially as now being conducted or which might materially or adversely affect the financial condition of Grantor or NL. Neither Grantor, NL nor the Collateral have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of a public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such Collateral or the business or operations of Grantor or NL.

(1) Grantor owns all rights in the Film, and Grantor or NL own all rights in the other Collateral, necessary to enable Grantor and NL to fully perform all of their Obligations, representations, warranties and agreements under this Agreement, the Secured Promissory Note, the Related Agreements and the other documents and agreements contemplated hereby. Other than certain music rights or other customary rights to be licensed in the future, which shall be acquired by completion of the Film and continuing through satisfaction of all Obligations, Grantor shall own all right, title and interest, including copyrights in and to the Film and including all right, title and interest necessary to distribute, exhibit and otherwise exploit the Film in the world, including, without limitation, all necessary rights in the literary, musical or other property or ideas used therein and the right to exhibit the Film in theatres, on television, by means of video cassettes and videodiscs or in any other media or manner contemplated in the Related Agreements. To the best of Grantor's and NL's knowledge, any and all materialor matter used in or in connection with the Film, including dialogue, characters, titles, episodes and events, shall be original with or owned by or licensed to Grantor, or in the public domain, and will not infringe any copyrights, trademarks or statutory or common law rights of any Person, or, to the best of Grantor's and NL's knowledge, constitute a libel, slander or invasion of privacy of any party, or otherwise infringe on or violate the rights or any other party whomsoever.

(m) Grantor has delivered to Secured Party a true and correct copy of the final in-going budget for the Film, which shows a total budget of $2,457,849, as approved by all third parties, if any, having approval rights with respect thereto (the "Final Budget"). The Final Budget includes provisions for all expenses necessary for the production of the Film and delivery of the Film in accordance with the terms of all existing distribution and license agreements.

(n) Grantor and NL have delivered to Secured Party copies of all agreements between Grantor or NL, on the one hand, and any of the other Members of the Intercreditor Group, on the other hand, related to the Film, and neither Grantor nor NL has any agreement or understanding with any such Persons not set forth in the copies of agreements so delivered.

(o) None of the statements, representations or warranties made by Grantor or NL in this Agreement or any of the other documents or agreements contemplated hereby to which Grantor or NL is a party, as of the respective dates of such statements, representations and warranties, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made not misleading.

(p) No Fraudulent Transfers. No transfer of property is being made by Grantor or NL and no obligation is being incurred by Grantor or NL in connection with the transactions contemplated by this Security Agreement with the intent to hinder, delay, or defraud either present or future creditors of Grantor or NL.

6. Covenants. Each of Grantor and NL covenants and agrees with Secured Party that from and after the date of this Security Agreement, until payment in full of the Secured Promissory Note and Grantor's and NL's performance in full of all Obligations hereunder and under the other agreements between or among the parties as contemplated hereby:

(a)  Further Assurances: Pledge of Instruments: Chattel Paper.

(i)   At any time and from time to time, upon the written request of Secured Party and at the sole expense of Grantor or NL, as the case may be, Grantor and NL shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Secured Party of any License or Contract held by Grantor and to enforce the security interests granted hereunder, and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder.

(ii)  Unless Secured Party shall otherwise consent in writing (which consent may be revoked), after an Event of Default has occurred and is continuing, Grantor and NL shall deliver to Secured Party all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after Grantor or NL receives the same.

(iii)  Grantor and NL shall obtain or use best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and Grantor and NL shall in all instances obtain signed acknowledgements of Secured Party's Liens from bailees having possession of Grantor's Goods that it holds for the benefit of Secured Party.

(iv)  If requested by Secured Party, Grantor and NL shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities constituting Collateral hereunder.

(v)  If Grantor is or becomes the beneficiary of a letter of credit, Grantor shall promptly, and in any event within two (2) Business Days after becoming beneficiary, notify Secured Party thereof and, if requested by Secured Party, enter into a tri-party agreement with Secured Party and the issuer and/or confirmation bank with respect to Letter-of- Credit Rights assigning such Letter-of-Credit Rights to Secured Party and directing all payments thereunder upon and during the continuance of a Default or Event of Default to be made to an account identified by Secured Party, all in form and substance reasonably satisfactory to Secured Party.

(vi)  Grantor shall take all steps necessary to grant the Secured Party control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)  Grantor and NL hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to the Secured Party promptly upon request. Grantor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)  Grantor shall as soon as commercially practicable after the same is acquired by it, notify Secured Party of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Secured Party, Grantor shall enter into a supplement to this Security Agreement, granting to Secured Party a Lien in such commercial tort claim.

(ix)  Grantor shall as soon as commercially practicable after forming or investing in any Wholly-Owned Subsidiary, or any Subsidiary in which any Affiliate owns any Equity Security, cause such Subsidiary to grant to Secured Party a first priority lien in all assets of such Subsidiary pursuant to a security agreement in substantially the same form as this Agreement. Grantor shall be under no obligation to cause any such Subsidiary to grant any lien in its assets so long as the sole owners of Equity Securities of such Subsidiary consist of Grantor and Persons who are not Affiliates; provided, however, that if an Affiliate after the formation of any such Subsidiary becomes an owner of any Equity Security in such Subsidiary, then Grantor shall as soon as commercially practicable thereafter cause such Subsidiary to grant to Secured Party a first priority lien in all assets of such Subsidiary pursuant to a security agreement in substantially the same form as this Agreement. Grantor will on demand pay any reasonable attorneys fees incurred by Secured Party relating to or in connection with the granting of a lien to Secured Party by any Subsidiary pursuant to this Section 6(a)(ix).

(b) Maintenance of Records. Grantor and NL shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor and NL shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If Grantor or NL retains possession of any Chattel Paper or Instruments with Secured Party's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of VS Investment B, LLC, as Secured Party."

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)  Grantor and NL shall provide reasonable notice to Secured Party of any material change to any application or registration relating to any Copyright (now or hereafter existing), including information that such application or registration is or may become abandoned, finally refused or expired or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Copyright Office or any court) regarding Grantor's ownership of any Copyright, right to register the same, or to keep and exclusively maintain the same.

(ii)  In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Secured Party prior written notice thereof, and, upon request of Secured Party, Grantor shall execute and deliver any and all applicable Notices of Security Interests in Patents and Trademarks and Notices of Security Interests in Copyrights as Secured Party may request to evidence Secured Party's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(iii)  Grantor and NL shall take all actions necessary or requested by Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of Copyrights (now or hereafter existing), including the filing of applications for renewal, unless Grantor reasonably shall determine that such Copyright is not material to the conduct of its business.

(iv)  In the event that any of the Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall comply with Section 6(a)(viii) of this Security Agreement. Grantor shall, unless it shall reasonably determine that such Copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Secured Party shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d) mdernnification. In any suit, proceeding or action brought by Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor and NL will save, indemnify and keep Secured Party harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor or NL of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or successors from Grantor or NL, except in the case of Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Secured Party. In addition, Grantor shall at all times defend and indemnify and hold Secured Party and its Affiliates, members, managers, officers, directors, employees, representatives, agents, successors and assigns free and harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any breach of any of the warranties, representations, agreements or covenants made by Grantor in this Security Agreement, and from any suit or proceeding of any kind or nature whatsoever against Secured Party arising from or connected with the transactions contemplated by this Security Agreement, the Secured Promissory Note or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to Secured Party hereunder, including reasonable outside attorneys' fees and costs and expenses incurred by Secured Party, all of which shall be charged to and paid by Grantor and shall be secured by the Collateral hereunder; provided, however, that Grantor shall not have any obligation under the foregoing sentence with respect to any such event resulting from an indemnified party's breach of this Security Agreement, gross negligence or willful misconduct.

(e) Compliance with Terms of Accounts, Related Agreements, etc. In all material respects, Grantor and NL will perform, observe and comply with, and cause their employees and agents to perform, observe and comply with, all obligations, covenants, representations and warranties of Grantor or NL under any of the Related Agreements or in respect of the Film or the Collateral and all other agreements to which either is a party or by which either is bound relating to the Film or the Collateral.

(f) Limitation on Liens on Collateral. Grantor and NL will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except the Permitted Additional Liens and Permitted Encumbrances arising in the ordinary course of making the Film that would be prior to the Liens in favor of Secured Party as a matter of law, and will defend the right, title and interest of Secured Party in and to any of Grantor's or NL's rights under the Collateral against the claims and demands of all Persons whomsoever.

(g) Limitations on Disposition. Grantor and NL will not sell, lease, license, transfer or otherwise dispose of any of the Collateral (including without limitation any such transfer or disposition by way of capital or equity contribution to another Person), or attempt or contract to do so except for (i) sales, exchanges, trade-ins or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (ii) sales of Inventory to buyers in the ordinary course of business, and (iii) licenses by Grantor or NL of Patents, Trademarks, Copyrights, and other intellectual property rights in the ordinary course of business, and not in a transaction or as part of a series of related transactions whereby substantially all of the Grantor's assets are transferred to one or more Persons, to (x) a Person that is not an Affiliate or (y) if such transaction has been approved in advance by Grantor's respective board of directors, a Person that is a Subsidiary; provided, that a license shall be deemed to be not in the ordinary course of business for purposes of this subsection if it is an exclusive license, unless either (I) such license has been approved in advance by Grantor's board of directors, or (II) such license relates only to a single product. The rights of the transferee or licensee with respect to any transfer or license as authorized in this subsection will be free and clear of the security interest of Secured Party hereunder; provided, however, that such security interest shall in the event of any such transfer or license continue to attach to all rights of Grantor or NL, as the case may be, pursuant to such transfer or license and the proceeds of such transfer or license as provided elsewhere herein.

(h)  Further Identification of Collateral. Grantor and NL will, if so requested by Secured Party, furnish to Secured Party, as often as Secured Party reasonably requests (but not more often than quarterly), statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in such detail as Secured Party may specify.

(i)  Notices. Grantor and NL will advise Secured Party promptly, in reasonable detail, (i) of any Lien (other than the Additional Permitted Lien and Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(j) No Reincorporation; No Non-Ordinary Course Transactions. Grantor shall not reincorporate or reorganize under the laws of any jurisdiction other than the jurisdiction in which it was incorporated as of the date hereof without the prior written consent of Secured Party. Grantor shall not consummate or commit to consummate any non-ordinary course transaction.

(k) Terminations; Amendments Not Authorized. Other than the filing of financing statements in connection with the perfection of the Permitted Additional Liens, Grantor and NL acknowledge that they are not authorized to file any financing statement or amendment or tenmnation statement with respect to any financing statement with respect to any of the Collateral without the prior written consent of Secured Party and agree not do so without the prior written consent of Secured Party, subject to such Grantor's rights under Section 9-509fdY2) of the Code.

(1) Records, Reports and Information. Grantor and NL shall permit representatives of Secured Party to have access to and to examine the Physical Properties, and all books and records relating to any other Collateral during business hours upon notice of no less than five (5) Business days; and furnish to Secured Party, at Grantor's expense, such other information relating to the affairs of Grantor as Secured Party reasonably may request from time to time. Without limiting the generality of the foregoing, Grantor shall, if reasonably requested by Secured Party, at any time, but no more frequently than on a weekly basis, when any Obligation remains unpaid or not performed hereunder, supply Secured Party promptly with, or cause Secured Party to be promptly supplied with monthly sales reports, setting forth the status of all presales entered into with respect to the Film. In addition Grantor and NL shall furnish or cause to be furnished to Secured Party such information relating to the distribution and licensing of the Film, business, properties, condition, operations and affairs of Grantor or, as the same may relate to the Film or any of the Collateral, NL, financial or otherwise, as Secured Party may reasonably request from time to time.

(m) Compliance. Grantor shall comply with all laws, rules and regulations relating to, and shall pay prior to delinquency all license fees, registration fees, taxes, guild or union pension, health and welfare payments, supplemental market, reuse and other required payments and assessments, and all other charges, including without limitation non-governmental levies or assessments, which may be levied upon or assessed against, or which may become security interests, liens or other encumbrances on, the ownership, operation, possession, maintenance, exploitation, exhibition or use of, the Collateral, or which create or may create a lien upon the Collateral, or any part thereof, Grantor shall pay prior to delinquency all required guild or union residual payments arising prior to delivery of the Film, and NL shall pay prior to delinquency all required guild or union residual payments arising after delivery of the Film.

(n) Transactions With Affiliates. Grantor shall not effect any transaction with NL or any other Affiliate on a basis less favorable to Grantor than would be the case if such transaction had been effected with a non-Affiliate.

(o).    INTENTIONALLY OMITTED.

(p) Insurance. Grantor shall at all times hereunder at its own cost and expense obtain and keep in full force and effect in amount, kind and form reasonably satisfactory to Secured Party and with insurers approved by Secured Party such insurance coverage as is customarily obtained by producers of motion pictures, including so-called "Producer's Package Coverage," errors and omission insurance and comprehensive liability coverage. The policies of insurance included in the Producer's Package Coverage (other than Workers Compensation Insurance) shall include Secured Party as a loss payee; the errors and omission and comprehensive liability insurance referenced above shall name Secured Party (and its agents, officers, directors and employees) as an additional insured thereunder; and all such policies shall provide for the issuance to Secured Party of written notice of any cancellation of or material change in any such insurance coverage which written notice shall be given to Secured Party not less than ten (10) days in advance of such cancellation of or material change in such insurance coverage.

(q) Consolidation. Merger, Dissolution. Sale. Grantor shall not consolidate with or merge into any other Person or entity or wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer or otherwise dispose of or grant an interest in all or a substantial part of the Collateral or its other properties and assets or change its corporate or trade name.

(r) Final Budget; Use of Proceeds. Grantor shall not pay or incur any expense except as provided in the Final Budget or as expressly authorized in this Agreement without the prior written consent of Secured Party. Grantor shall not use the proceeds of the Loan or any of the Other Loans for any purpose or thing other than the production, marketing and distribution of the Film in accordance with the Final Budget and for the other purposes expressly authorized under this Agreement.

(s) Grantor shall, and shall cause each of its subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the date hereof, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to maintain any of the foregoing would not reasonably be expected to have a material adverse effect on the Grantor or the rights of the Secured Party under the Obligations.

(t) Grantor shall, and shall cause each of its subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

(u) Grantor and NL shall, and shall cause each of their subsidiaries to, at their expense, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Film. Grantor and NL shall permit any representatives designated by Secured Party, upon reasonable prior notice and during normal business hours, to visit and inspect their properties, to examine and make extracts from their books and records related to the Film, and to discuss their affairs, finances and condition (with respect to NL, limited to matters related to the Film) with their officers and independent accountants, all at such reasonable times and as often as reasonably requested, but no more often than quarterly. Grantor shall, immediately upon completion of the quarterly financial statements for each of the fiscal quarters of Grantor, cause Weinberg & Company, P.A. or such other independent accounting firm satisfactory to Secured Party, in its sole discretion (the "Independent Accountants"), to deliver copies of Grantor's consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year.

7.  Secured Party's Appointment as Attorney-in-Fact. Contemporaneously herewith, Grantor shall execute and deliver to Secured Party a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant the Power of Attorney is a power coupled with an interest and shall be revocable only upon repayment in full of the Secured Promissory Note and full performance of all Obligations of Grantor and NL hereunder. The powers conferred on Secured Party under the Power of Attorney are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Secured Party shall account for any monies received by Secured Party in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney, provided that Secured Party shall have no duty as to any Collateral, and Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

NONE OF SECURED PARTY OR ITS AFFILIATES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR OR NL FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

8.  Remedies, Rights Upon Default.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Secured Promissory Note and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Secured Party may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor, NL or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor or NL where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor, NL or any other Person notice and opportunity for a hearing on Secured Party's claim or action, and may collect, receive, assemble, process, appropriate and realize upon the

Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Secured Party shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Secured Party deems necessary or advisable. If any Event of Default shall have occurred and be continuing, Grantor and NL further agree, at Secured Party's request, to assemble the Collateral and make it available to Secured Party at a place or places designated by Secured Party which are reasonably convenient to Secured Party, NL and Grantor, whether at Grantor's premises or elsewhere. Until Secured Party is able to effect a sale, lease, license or other disposition of Collateral, Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to Grantor or NL to maintain or preserve the rights of Grantor or NL as against third parties with respect to Collateral while Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing as to such appointment. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as Secured Party shall determine in its sole discretion, and only after so paying over such net proceeds, and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor and NL waive all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. Grantor and NL agree that ten (10) days prior notice by Secured Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by Secured Party to collect such deficiency. Secured Party acknowledges that the rights and remedies set forth in this Section 8(a) are also reserved to an additional secured party pursuant to the Permitted Additional Lien.

(b) Except as otherwise specifically provided herein, Grantor and NL hereby waive presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, Grantor and NL acknowledge and agree that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor or NL, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the

Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather thanretail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, or (xi) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Grantor and NL acknowledge that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c). Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to Grantor or NL or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8(c).

(d) Secured Party shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Secured Party shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder shall be cumulative. To the extent it may lawfully do so, Grantor and NL absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenant not to assert against Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defense they may have as sureties now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

9. Grant of License to use Intellectual Property. For the sole purpose of enabling Secured Party to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, Grantor and NL hereby grant to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor or NL) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor or NL which is part of the Collateral, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

10. Limitation on Secured Party's Duties in Respect of Collateral. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or NL for liquidation or reorganization, should Grantor or NL become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's or NL's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given (a) if to Grantor or NL, to Grantor's and NL's address set forth below the names on the signature page hereof, and (b) if to Secured Party, to Secured Party's address set forth below its name on the signature page hereof, or to such other address as either party may furnish to the others in writing, making specific reference to this Section 12.

13. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement sets forth the complete understanding and agreement of Secured Party and Grantor with respect to the matters referred to herein.

14. No Waiver. Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and Grantor.

15.  Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

16.  [Reserved].

17. Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, all future holders of any instrument evidencing any of the Obligations and its respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement and any unconsented transfer shall be void ab initio.

18. Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile, or if approved in writing by Secured Party, electronic means, all of which shall be equally valid.

19. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN

GRANTOR AND SECURED PARTY PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, PROVIDED, THAT SECURED PARTY, NL AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. GRANTOR AND NL EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR AND NL HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AND NL AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

20. Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SECURED PARTY AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

21. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 19 and Section 20, with its counsel.

24. Integration. This Security Agreement, together with the other agreements, documents, and instruments executed in connection with the foregoing, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

SIGNATURES PAGE FOLLOWS

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR: 301 Productions, Inc. 8228 Sunset Boulevard, 3rd Floor Los Angeles, California 90046

By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

National Lampoon, Inc. 8228 Sunset Boulevard, 3rd Floor Los Angeles, California 90046

By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

Accepted and Agreed:

SECURED PARTY:

ALFRED J. FERRO TRUST

_______________________
By:
Its:

ANNEX A

TO

LOAN AND SECURITY AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan and Security Agreement shall have the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Loan and Security Agreement:

"Account Debtor" means any Person who is or may become obligated to Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

"Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Grantor, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of Grantor's rights in, to and under all purchase orders or receipts for goods or services, (c) all of Grantor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of Grantor), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

"Affiliate" means (a) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Grantor, (b) any employee or director of Grantor or any Person specified in clauses (a) or (b), (c) any member of the immediate family (as that term is defined in Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) of any Person specified in clauses (a) or (b), (d) a Person in which one or more Persons described in (a), (b) or (c) have a direct or indirect beneficial interest (except an interest not exceeding 5% of a Person whose shares are publicly traded) and (e) any associate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any Person specified in clauses (a), (b), (c) or (d). For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 etseq.

"Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required to be closed in the State of California;

"Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Grantor, (d) Grantor's ownership or use of any properties or other assets, or (e) any other aspect of Grantor's business.

"Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Grantor.

"Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party' Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"Collateral" has the meaning ascribed to it in Section 2(a).

"Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Product.

"Control Letter" means a letter agreement between Secured Party and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Secured Party on such financial assets, and agrees to follow the instructions or entitlement orders of Secured Party without further consent by Grantor.

"Copyright License" means any and all rights now owned or hereafter acquired by Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyright" means all of the following now owned or hereafter adopted or acquired by Grantor: (a) all copyrights, all Product, and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, nor or hereafter held in the name of Grantor.

"Designated Breach" shall mean any breach by the Grantor of Sections 5(a)(ii), 5(a)(v), 5(a)(viii), 5(c)(i), 5(c)(ii), 5(f), 5(g), 5(i), 5(j), 5(k), or 16 of this Agreement.

"Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located.

"Dollars" or "$" means lawful currency of the United States of America.

"Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located and, in any event, including all Grantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

"Equity Security" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, limited liability company interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any stock or security that is directly or indirectly convertible into, exercisable for, or exchangeable for any of the securities described in clauses (a), (b), (c), (d) and (e) above, including without limitation any option, warrant or exchangeable debt security.

"Event of Default" means (a) the failure by Grantor to pay any amounts when due to Secured Party under the Secured Promissory Note or the occurrence of any other event of default thereunder; (b) the failure by NL to pay any amount into the Collection Account when called for under Section 3 of this Agreement, (c) any material breach of any obligation, covenant, representation or warranty of Grantor or NL pursuant to this Agreement, (d) the failure by

Grantor or NL to comply with any material provision of any of the Related Agreements, including without limitation failure to timely deliver the Film in accordance with any of the Related Agreements, (e) the commencement or institution by or against Grantor or NL of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or law for the relief of debtors or an assignment for the benefit of creditors of Grantor or NL.

"Event of Default Designated Breach" means any breach by Grantor of Sections 5(a)(ii) (as it relates to a pledge of Grantor's equity interests with respect to any Subsidiary), 5(a)(ix), 5(f), 5(g), 5(i), 5(j), 5(k), 5(1) or 16 of this Agreement and any breach by Grantor of any obligation of Grantor under the Secured Promissory Note not constituting a payment obligation.

"Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by Grantor.

"GAAP" means generally accepted accounting principles in the United States of America consistently applied.

"General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Grantor, including all right, title and interest that Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property (including any collateral, allied, subsidiary or merchandising rights appurtenant or related to any Product or rights to distribute, sell, rent, license the exhibition of, and otherwise exploit and turn to account any Product), interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Grantor or any computer bureau or service company from time to time acting for Grantor.

"Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in "goods" as defined in the Code.

"Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

"Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Grantor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by Grantor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Grantor, including the rights of Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of Grantor; (iv) all commodity contracts of Grantor; and (v) all commodity accounts held by Grantor.

"Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

"License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor.

"Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Notice of Security Interest in Copyrights" and "Notice of Security Interest in Patents and Trademarks" are each defined in Section 5fcXv)-

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of the Loan and all other monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Grantors to Secured Party, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Secured Promissory Note, this Security Agreement or any other agreement executed in connection with the foregoing. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Grantor in bankruptcy, whether or not allowed in such case or proceeding), Charges, expenses, attorneys' fees and any other sum chargeable to Grantor under the Secured Promissory Note, this Security Agreement or any other agreement heretofore or hereafter executed by Grantor in favor of Secured Party.

"Patent License" means rights under any written agreement now owned or hereafter acquired by Grantor granting any right with respect to any invention on which a Patent is in existence.

"Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

"Permitted Additional Liens" shall have the meaning set forth in Section 5(b) above.

"Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in good faith by Grantor; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Grantor is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected guild, workers', mechanics' or similar liens arising in the ordinary course of business; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Grantor is a party; and (g) presently existing or hereafter created Liens in favor of Secured Party.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

"Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to ■ time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

"Product" means, without limitation, the cinematographic film photoplay and sound records thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devises now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound record, relating to assets owned by Grantor.

"Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

"Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3al 1-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Subsidiary" means any Person of which equity securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled, directly or indirectly, by Grantor, one or more Subsidiaries of Grantor, or any combination thereof.

"Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

"Trademark License" means rights under any written agreement now owned or hereafter acquired by Grantor granting any right to use any Trademark.

"Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

"Wholly-Owned Subsidiary" means any Subsidiary of which one hundred percent (100%) of the voting stock, membership interests, or other equity interests having ordinary voting power to elect directors or other persons performing similar functions is owned or controlled, directly or indirectly, by Grantor or one ore more Wholly-Owned Subsidiaries of Grantor.

All undefined terms contained herein shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles of the Code, the definition contained in Article 9 shall control. Unless otherwise specified, references in the Security Agreement to a Section, subsection section or clause refer to such Section, subsection section or clause as contained in the Security Agreement. The words "herein," "hereof and "hereunder" and other words of similar import refer to the Security Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection section or clause contained in the Security Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in this Security Agreement refers to the knowledge (or an analogous phrase) of Grantor, such words are intended to signify that Grantor has actual knowledge or awareness of a particular fact or circumstance or that Grantor, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

SCHEDULE I

 TO

SECURITY AGREEMENT

FILING JURISDICTIONS

California

SCHEDULE II

TO

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND
RECORDS CONCERNING COLLATERAL

I.   Grantor's official name: 301 Productions, Inc.

II.  Type of entity (e.g., corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III.  Organizational identification numbers issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: C3049346

IV.  State of Incorporation of Grantor: California

V.  Corporate Offices of Grantor:

c/o 301 Productions, Inc.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, California
90046
Fax: (310)474-1219

VI.  Warehouses:

VII.  Other Premises at which Collateral is Stored or Located:

VIII.  Locations of Records Concerning Collateral: 8228 Sunset Boulevard, 3r Floor,
                            Los Angeles, California 90046

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by 301 Productions, Inc., a California corporation (collectively and/or individually as the context requires, "Grantor") to the Alfred J. Ferro Trust (hereinafter referred to as "Attorney"), as Secured Party and as agent and attorney-in-fact for the Secured Party, under a Security Agreement, dated as of November 7, 2008, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Security Agreement and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquaintances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1)

a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in each Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature; and (i) execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused the seals to be affixed pursuant to the authority of the board of directors this 7th day of November, 2008.

GRANTOR: 301 Productions, Inc.

By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

NOTARY PUBLIC CERTIFICATE

On this____________day of November, 2008,  _____________________ who is personally known to me appeared before me in his/her capacity as the ____________________________of__________________("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of the Alfred J. Ferro Trust to which this Certificate is attached.

___________________________
Notary Public

EXHIBIT 5(c)(v)(A)

FORM OF
NOTICE OF SECURITY INTEREST IN PATENTS
AND TRADEMARKS

NOTICE IS HEREBY GIVEN that 301 PRODUCTIONS, INC., a California corporation, the ("Grantor") with office located at 8228 Sunset Boulevard, 3rd Floor, Los Angeles, California 90069, and the ALFRED J. FERRO TRUST ("Secured Party"), have entered into a Security Agreement dated as of November 7, 2008 (the "Security Agreement").

Pursuant to the Security Agreement, the Grantor has conveyed, pledged, assigned and transferred to the Secured Party, and have granted to the Secured Party, a security interest in, (a) the registered patents, applications for registration of patents, and licenses of registered patents listed in Schedule A hereto, (b) the registered trademarks and service marks, applications for registration of trademarks and service marks, and licenses of registered trademarks and service marks listed in Schedule B hereto, together with the goodwill of the business symbolized thereby, (c) all actions for infringement concerning the foregoing, and (d) all receivables arising out of the foregoing, to secure the payment, performance and observance of the Obligations as defined in the Security Agreement.

The Commissioner of Patents and Trademarks is requested to record this notice in its records.

Dated: November 7, 2008

GRANTOR: 301 Productions, Inc.

By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

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EXHIBIT 2(a)(i)

FORM OF
NOTICE OF SECURITY INTEREST IN
AND COLLATERAL ASSIGNMENT, OF COPYRIGHTS

NOTICE IS HEREBY GIVEN that 301 PRODUCTIONS, INC., a California corporation, (the "Grantor") with office located at 8228 Sunset Boulevard, 3rd Floor, Los Angeles, California 90046, and the ALFRED J. FERRO TRUST ("Secured Party") have entered into a Security Agreement dated as of November 7, 2008 (the "Security Agreement").

To secure the Obligations described in the Security Agreement, Grantor grants and pledges to Secured Party a security interest in all of Grantor's right, title and interest in, to and under all Copyrights, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor including without limitation all Copyrights listed on Schedule A, all Products related thereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, and those which are now or hereafter available to Secured Party as a matter of law or equity.

Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Notice and Assignment or the Security Agreement, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by Secured Party, of any or all other rights, powers or remedies.

Dated: November 7, 2008

GRANTOR: 301 Productions, Inc.

By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

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Schedule A

Intellectual Property

301 PRODUCTIONS. INC.
SCHEDULE OF REGISTERED INTELLECTUAL PROPERTY RIGHTS

1.      Federal Copyright Registrations:

Registration Number PAu 3-358-000, "The Legend of Awesomest Maximus," dated August 14, 2008; Author: Jason Burinescu; Claimant: 301 Productions, Inc.

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